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                                                                EXHIBIT 23.1
                                                                ------------




                                                                 TANNER + CO.
                                                 Certified Public Accountants
                                                675 East 500 South, Suite 640
                                                   Salt Lake City, Utah 84102



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus of Commodore Applied Technologies, Inc. (the "Company") dated January 23, 1998 of our report dated January 19, 1996, relating to the consolidated financial statements of the Company for the year ended December 31, 1995, which appears on page F-1A of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and to the reference of our firm under the caption "Experts" in the Prospectus.


                                                 /s/ Tanner + Co.


Salt Lake City, Utah
April 15, 1998